Exhibit 10.3
EXECUTION VERSION
TRADE NAME AND TRADEMARK AGREEMENT
This TRADE NAME AND TRADEMARK AGREEMENT (this “Agreement”), dated and effective as of June 5, 2009, is entered into by and between Broadpoint Securities Group, Inc., a New York corporation (“Parent”); Magnolia Advisory LLC, a Delaware limited liability company (“Merger Sub” and together with Parent the “Buying Parties”); Mr. Eric Gleacher, an individual (“Mr. Gleacher”); Gleacher Fund Advisors LP, a Delaware limited partnership (“Gleacher Fund Advisors”); Gleacher Advisors LLC, a Delaware limited liability company (“Gleacher Advisors”); Gleacher Mezzanine Fund I, L.P., a Delaware limited partnership (“Gleacher Mezzanine Fund I”); and Gleacher Mezzanine Fund P, L.P., a Delaware limited partnership (“Gleacher Mezzanine Fund P”, together with Gleacher Fund Advisors, Gleacher Advisors, Gleacher Mezzanine Fund I and Gleacher Mezzanine Fund P being collectively referred to as the “Gleacher Entities” and together with Mr. Gleacher the “Gleacher Parties”).
RECITALS
     WHEREAS, Parent, Merger Sub, Gleacher Partners, Inc. and Mr. Gleacher, a shareholder of Gleacher Partners, Inc., are parties to that certain Agreement and Plan of Merger entered into as of March 2, 2009 (the “Merger Agreement”), as amended, under the terms of which (a) Augusta Advisory Inc. is to be merged into Gleacher Partners, Inc., with Gleacher Partners Inc. as the surviving company, and (b) Gleacher Partners, Inc. is to be merged into Merger Sub, with Merger Sub as the surviving company;
     WHEREAS, the assets of Gleacher Partners, Inc. include rights in the trade name and trademark Gleacher, either alone or in combination with the words “Partners” or “Holdings”, in connection with the investment banking and advisory business of Gleacher Partners, Inc. and its subsidiaries;
     WHEREAS, following the closing of the transactions under the Merger Agreement, it is contemplated that Parent, Merger Sub and one or more subsidiaries or controlled Affiliates of Parent will use a trade name or trademark containing the word GLEACHER, including Broadpoint Gleacher in combination with each other, in connection with investment banking, securities brokerage and related businesses;
     WHEREAS, Mr. Gleacher has previously authorized the Gleacher Entities to use the Gleacher name in their respective trade names and to use those trade names in connection with their respective businesses; and
     WHEREAS, following the Closing the parties wish to continue using their respective names in harmony throughout the world, with each giving respect to the rights and privileges of the other in accordance with the transactions contemplated by the Merger Agreement.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
     1.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement. The following definitions shall apply to this Agreement:
     “Affiliate” shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person. The term “control” (including its correlative meanings “controlled by” and “under common control with”), as used in the immediately preceding sentence, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Buying Parties” shall mean the entities identified as such in the introductory paragraph of this Agreement.
     “Buying Parties Field of Use” shall mean any business activity in the financial services industry other than the Investment Management Business.
     “Effective Date” shall be the date indicated in the introductory paragraph of this Agreement.
     “Investment Banking Business” shall mean the investment banking business of Gleacher Partners, Inc. as conducted immediately prior to the Effective Date, consisting of mergers and acquisitions and restructuring transaction services and corporate strategic advisory services. For the avoidance of doubt, the Investment Banking Business excludes the Investment Management Business.
     “Investment Management Business” shall mean the investment management businesses of certain of the Gleacher Entities, consisting of: (i) the active management for investors of portfolios of hedge funds (such a portfolio sometimes referred to a “fund of hedge funds”), substantially as conducted immediately prior to the Effective Date by Gleacher Fund Advisors; and (ii) the active management of mezzanine funds (including Gleacher Mezzanine Fund I, Gleacher Mezzanine Fund II and Gleacher Mezzanine Fund P) providing capital in the form of subordinated debt, preferred stock and non-control common equity for buyouts and recapitalizations of middle-market companies, substantially as conducted immediately prior to the Effective Date by JGKP Management, LLC, Mr. Gleacher or other entities controlled by Mr. Gleacher. For the avoidance of doubt, the Investment Management Business excludes the Investment Banking Business.
     “Merger Agreement” shall have the meaning given that term in the first Recital.
     “Gleacher Entities” shall mean the entities identified as such in the introductory paragraph of this Agreement.

     “Gleacher Entity Names” shall mean the legal names of the Gleacher Entities identified in the introductory paragraph and signature pages of this Agreement.
     “Gleacher Mezzanine Fund I” shall mean the entity identified as such in the introductory paragraph of this Agreement.
     “Gleacher Mezzanine Fund II” shall have the meaning given that term in Section 2.5.
     “Gleacher Mezzanine Fund P” shall mean the entity identified as such in the introductory paragraph of this Agreement.
     “Gleacher Name and Mark” shall mean the trade name and trademark GLEACHER, either alone or in combination with the other words including “Partners” or “Holdings”.
     “Gleacher Parties” shall mean the entities and individual identified as such in the introductory paragraph of this Agreement.
     “Gleacher Shacklock” shall have the meaning given that term in Section 2.4.
     “Gleacher Shacklock Agreement” shall mean the Agreement dated as of June 17, 2005, by and among Gleacher Partners Inc., Gleacher Holdings LLC, Gleacher Partners LLC, Gleacher Fund Advisors, Gleacher Advisors, Gleacher Shacklock LLP, Gleacher Shacklock UK Limited, Mr. Gleacher and Timothy A. Shacklock.
     “Mr. Gleacher” shall mean the individual identified in the introductory paragraph of this Agreement.
     “Name or Mark” shall mean any trademark, service mark, trade name, logo, domain name or other identifier of source.
     “Parties” shall mean collectively the Buying Parties and the Gleacher Parties.
     “Passive Investment Vehicles” shall mean collectively the following passive investment vehicles: Gleacher CBO-1 E Note Investors LLC; Gleacher Mezzanine II Investors LLC; Gleacher China LLC; Gleacher/Craven Investors, LLC; Gleacher/Craven Investors, L.P.; Gleacher Intermediate LLC; Gleacher Management LLC; Gleacher/Unext Investors LLC; Gleacher Equity LLC.
     “Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.
     1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable; (iii) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (v) the term “including” and words of similar import shall be deemed to be followed by the phrase “without limitation.”
ARTICLE II
ACKNOWLEDGEMENTS
     2.1 By Parties. The Parties mutually acknowledge and agree that the use of the Gleacher Name and Mark by the Buying Parties and by the Gleacher Entities, Gleacher Shacklock and Gleacher Mezzanine Fund II in accordance with the terms of this Agreement are separate and distinct so as not to create confusion in the markets for their respective businesses.
     2.2 By Gleacher Parties. The Gleacher Parties acknowledge and agree that the Buying Parties own all right, title and interest in and to the Gleacher Name and Mark in the Investment Banking Business. The Gleacher Parties further acknowledge and agree that use of the Gleacher Name and Mark by the Buying Parties shall not create in the Gleacher Parties’ favor any right, title or interest in or to the Gleacher Name and Mark, and that all uses of the Gleacher Name and Mark by the Buying Parties shall inure solely to the benefit of the Buying Parties. The Gleacher Parties acknowledge and agree that, except as otherwise expressly provided in this Agreement, the Gleacher Parties shall not have any rights in the Gleacher Name and Mark within the Buying Party Field of Use.
     2.3 By Buying Parties. The Buying Parties acknowledge and agree that the Gleacher Entities have used and will continue to use the Gleacher Name and Mark in their respective trade names and businesses. The Buying Parties will not contest the use of the Gleacher Name and Marks by the Gleacher Entities in connection with the Investment Management Business. The Buying Parties further acknowledge and agree that use of the Gleacher Name and Marks by the Gleacher Entities shall not create in the Buying Parties’ favor any right, title, or interest in or to the Gleacher Name and Marks, and that all uses of the Gleacher Name and Marks by the Gleacher Entities shall inure solely to the benefit of the Gleacher Entities.
     2.4 Gleacher Shacklock. The Buying Parties acknowledge that Gleacher Shacklock LLP, its subsidiaries, associates and Affiliates (collectively “Gleacher Shacklock”) have the right to use and are using the Gleacher Shacklock name under the terms of the Gleacher Shacklock Agreement, a full and correct copy of which has been provided by the Gleacher Entities to the Buying Parties. The Gleacher Parties make no representation, warranty or covenant under this Agreement with respect to the use by Gleacher Shacklock of the Gleacher Name or Mark.
     2.5 Gleacher Mezzanine Fund II. The Buying Parties acknowledge that Gleacher Mezzanine Fund II, L.P., its subsidiaries and controlled Affiliates (collectively “Gleacher Mezzanine Fund II”) have the right to use and are using the Gleacher Name and Marks and any subsequent related mezzanine fund may likewise do so if Mr. Gleacher is an investor therein and is authorized by Mr. Gleacher to do so. The Gleacher Parties make no representation, warranty or covenant under this Agreement with respect to the use by Gleacher Mezzanine Fund II of the Gleacher Name or Mark.
     2.6 For the avoidance of doubt, nothing herein shall place any limitations on the use of the Gleacher Name and Marks by Mr. Gleacher’s children, grandchildren or other familial relations in any of their business or other pursuits, and the Buying Parties shall not contest, or permit any affiliate, successor or assignee to contest, any such use (including as the name of a business, provided that the Buying Parties’ commitment hereunder shall not apply to the extent that any of such relations is using the Gleacher Name as the name of an Investment Banking Business during the five (5) year period following the Effective Time) so long as Mr. Gleacher is not involved in conducting, managing or overseeing such business (provided that Mr. Gleacher may be involved in any asset management business operated or engaged in by his son, Jay Gleacher (the “Protected Business”)).
ARTICLE III
COVENANTS
     3.1 The Gleacher Parties. Each Gleacher Party will not at any time do or cause to be done any act or thing contesting or in any way knowingly impairing the ownership by the Buying Parties of the Gleacher Name and Mark within the Buying Parties Field of Use, including: (i) objecting to the use by the Buying Parties or any subsidiary or controlled Affiliate of Parent of the Gleacher Name or Mark in the Buying Parties Field of Use in accordance with the terms of this Agreement; (ii) opposing an application to register or seeking to cancel a registration for a trademark containing the Gleacher Name or Mark in the Buying Parties Field of Use; or (iii) representing that it has ownership of the Gleacher Name and Mark in the Buying Parties Field of Use. For the avoidance of doubt, the preceding sentence shall apply to a Name or Mark containing the words Broadpoint Gleacher.
     3.2 The Gleacher Entities. In addition to its obligations under Section 3.1, each Gleacher Entity shall: (i) use the Gleacher Name and Mark only in connection with the Investment Management Business; (ii) not license or otherwise authorize any third party to use the word GLEACHER for any purpose except in connection with the conduct of the Investment Management Business; and (iii) not file an application to register its Gleacher Entity Name or any other Gleacher Name or Mark as a trademark or service mark. Although Mr. Gleacher may authorize other Persons to use the Gleacher Name and Marks in connection with Investment Management Business, he will not do so if he is not an investor or otherwise involved in such Investment Management Business (provided that any Person permitted to use the Gleacher Name and Mark shall continue to be able to use the Gleacher Name and Mark notwithstanding the withdrawal of Mr. Gleacher from any such investment or involvement).
     3.3 Mr. Gleacher. In addition to his obligations under Section 3.1, Mr. Gleacher shall not: (i) use, or authorize any third party to use the Gleacher Name or Mark in the Buying Parties Field of Use, provided nothing herein shall prevent Mr. Gleacher from using his full personal name on business cards, resumes or similar materials to identify his personal activities or participating in the Protected Business; or (ii) apply to register the Gleacher Name or Mark for any goods or services in the Buying Parties Field of Use.
     3.4 The Buying Parties. Each Buying Party will not at any time do or cause to be done any act or thing contesting or in any way knowingly impairing the ownership by the Gleacher Entities or Gleacher Mezzanine Fund II of the Gleacher Name and Mark outside the Buying Parties Field of Use, including: (i) objecting to the use by a Gleacher Entity or Gleacher Fund II of the Gleacher Name and Mark in connection with the Investment Management Business in accordance with the terms of this Agreement; or (ii) representing that it has ownership of the Gleacher Name and Mark outside the Buying Parties Field of Use. Each Buying Party will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair: (x) the use by Mr. Gleacher, or by a third party authorized by Mr. Gleacher of the Gleacher Name and Mark for business purposes outside the Buying Parties Field of Use; or (y) the registration by Mr. Gleacher or a third party authorized by Mr. Gleacher of a Name or Mark containing the name GLEACHER for any entity engaged in business outside the Buying Parties Field of Use or as a trademark or service mark for any goods or services outside the Buying Parties Field of Use.
     3.5 Further Assurances. The Parties will execute such additional documents and take such other actions as may be necessary or desirable to record or memorialize the Parties applicable rights in the Gleacher Name or Mark.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     4.1 By The Buying Parties And The Gleacher Entities. Each of the Buying Parties and the Gleacher Entities hereby represent and warrant to the other Parties as follows:
     (a) The Party is duly organized, validly existing and in good standing under the laws of its state of organization, and has authority to conduct business and is in good standing in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such authorization necessary.
     (b) The execution, delivery and performance by a Party of this Agreement: (i) are within the Party’s corporate, limited liability company or partnership powers, as the case may be; (ii) have been duly authorized by all necessary corporate, limited liability company or partnership actions, as applicable; (iii) do not contravene the Party’s certificate of incorporation or other organizational documents; and (iv) do not contravene nor result in a default under, nor result in the creation of a lien under, any law or any contractual restriction binding on or affecting the Party.
     (c) This Agreement constitutes the valid, binding and legal obligation of the Party enforceable in accordance with its terms. No consent or approval of any holder of any indebtedness or obligation of the Party, and no consent, permission, authorization, order or license of any governmental authority, is necessary in connection with the execution, delivery and performance of this Agreement.
     4.2 By Mr. Gleacher. Mr. Gleacher hereby represents and warrants to each of the other Parties as follows:
     (a) The execution, delivery and performance by Mr. Gleacher of this Agreement do not contravene or result in a default under, or result in the creation of a lien under, any law or any contractual restriction binding on or affecting Mr. Gleacher.
     (b) This Agreement constitutes the valid, binding and legal obligation of Mr. Gleacher enforceable in accordance with its terms. No consent or approval of any holder of any indebtedness or obligation of Mr. Gleacher, and no consent, permission, authorization, order or license of any governmental authority, is necessary in connection with the execution, delivery and performance of this Agreement.
     (c) Except for Gleacher Partners, Inc, Gleacher Holdings, LLC, Gleacher Partners, LLC, Gleacher Shacklock, Gleacher Mezzanine Fund II, Gleacher CBO 2000-1 Corp., Gleacher CBO 2000-1 Ltd and the Passive Investment Vehicles, the Gleacher Parties are the only entities presently authorized by Mr. Gleacher to use the Gleacher Name or Mark. For the avoidance of doubt, nothing herein shall require Gleacher Mezzanine Fund II, Gleacher CBO 2000-1 Corp., Gleacher CBO 2000-1 Ltd or the Passive Investment Vehicles to modify its name.
ARTICLE V
NOTICES
     All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or sent via facsimile (with confirmation), or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:
(a)	If to the Buying Parties, to:

Broadpoint Securities Group, Inc. 12 East 49th Street, 31st Floor New York, New York 10117 Attention: General Counsel Fax: 212-273-7320

with a copy to:

Sidley Austin llp 787 Seventh Avenue New York, New York 10019 Attention: Duncan N. Darrow Gabriel Saltarelli Fax: 212-839-5599

(b)	If to the Gleacher Entities or Mr. Gleacher to:

Gleacher Partners Inc. 660 Madison Avenue New York, New York 10065 Attention: Eric Gleacher Fax: 212-752-2711

with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Edward D. Herlihy Nicholas G. Demmo Fax: 212-403-2000
or to such other address or addresses or facsimile number as any such party may from time to time designate as to itself by like notice.
ARTICLE VI
MISCELLANEOUS
     6.1 Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable: (i) the remainder of this Agreement and any other application of such term or provision shall not be affected thereby; and (ii) this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid while preserving its intent or, if such a modification is not possible, substituting another valid provision so as to materially effectuate the parties’ intent.
     6.2 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     6.3 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof.

     6.4 Governing Law. This Agreement shall be construed with respect to the substantive laws of the State of New York, but otherwise without regard to its conflicts of law rules.
     6.5 No Waiver. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein construed as a waiver of such default, or the right to exercise any other remedy granted herein on account of such existing default. To the extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.
     6.6 Modifications in Writing. This Agreement may only be modified by a writing signed by all of the Parties.
     6.7 Effect of Delay or Omission. No delay or omission by a Party to exercise any right or power accruing upon any noncompliance or default by another Party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.
     6.8 Third Party Beneficiaries. Nothing in this Agreement shall be deemed to create any right in any Person not a Party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.
     6.9 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

BROADPOINT SECURITIES GROUP, INC.

By:	/s/ Lee Fensterstock

Name:	Lee Fensterstock
Title:	Chairman and Chief Executive Officer

MAGNOLIA ADVISORY LLC

By: Broadpoint Securities Group, Inc. Its Managing Member

By:	/s/ Lee Fensterstock

Name:	Lee Fensterstock
Title:	Chairman and Chief Executive Officer
Signature Page to Trade Name and Trademark Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

GLEACHER FUND ADVISORS LP

By:	/s/ Jeffrey H. Tepper

Name:	Jeffrey H. Tepper
Title:	President
Signature Page to Trade Name and Trademark Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

GLEACHER ADVISORS LLC

By:	/s/ Jeffrey H. Tepper

Name:	Jeffrey H. Tepper
Title:	President
Signature Page to Trade Name and Trademark Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

GLEACHER MEZZANINE FUND I, L.P.

By:	/s/ Eric J. Gleacher

Name:	Eric J. Gleacher
Title:	Managing Member of Gleacher Mezzanine LLC, General Partner
Signature Page to Trade Name and Trademark Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

GLEACHER MEZZANINE FUND P, L.P.

By:	/s/ Eric J. Gleacher

Name:	Eric J. Gleacher
Title:	Managing Member of Gleacher Mezzanine LLC, General Partner
Signature Page to Trade Name and Trademark Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above first written.

/s/ Eric Gleacher

Eric Gleacher
Signature Page to Trade Name and Trademark Agreement